UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d)

of The Securities Exchange Act of 1934

Date of report (Date of earliest event reported): March 27, 2020

ASTRONOVA, INC.

(Exact name of registrant as specified in its charter)

Rhode Island	0-13200	05-0318215
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)

600 East Greenwich Avenue

West Warwick, RI 02893

(Address of principal executive offices) (Zip Code)

(401)-828-4000

Registrant’s telephone number, including area code

Not applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Title of Each Class	Trading Symbol(s)	Name of Each Exchange on which Registered
Common Stock, $0.05 Par Value	ALOT	NASDAQ Global Market

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

ITEM 5.02	DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS.

(e)

Senior Executive Short-Term Incentive Plan for Fiscal Year 2021

On March 27, 2020, the Compensation Committee of our Board of Directors established performance criteria and goals for, and target amounts payable under, our Senior Executive Short-Term Incentive Plan, as amended by its determinations for fiscal year 2021 (the “STIP”), for Gregory Woods, our President and Chief Executive Officer, David Smith, our Vice President, Chief Financial Officer and Treasurer, and Michael Natalizia, our Chief Technology Officer and Vice President of Strategic Technical Alliances. We refer to Messrs. Woods, Smith and Natalizia collectively as the participants.

The following table sets forth, for each of the participants, the percentage of base salary (the “Target Award Percentage”) that will constitute the participant’s aggregate target award under the STIP for fiscal year 2021.

Name	Target Award Percentage for Fiscal Year 2021
Gregory Woods	80%
David Smith	45%
Michael Natalizia	35%

The amounts payable under the STIP for fiscal year 2021 to each of the participants are based on the achievement of corporate performance goals as follows:

•	50% is tied to our fiscal year 2021 revenue; and

•	50% is tied to our fiscal year 2021 operating income.

Performance with respect to each specific performance goal will be calculated independently to determine the amount of the award for each corporate performance goal (each, an “Award Component”). The total award earned by a participant for fiscal year 2021 will be equal to the sum of the separate Award Components determined for each performance goal. The Award Components will be calculated as follows:

•

No bonuses will be paid with respect to the fiscal year 2021 revenue performance goal unless our fiscal year 2021 revenue exceeds a threshold established by the Compensation Committee. If our fiscal year 2021 revenue equals or exceeds the revenue target established by the Compensation Committee, 100% of the target bonus allocated to that Corporate Award Component will be paid. If our fiscal year 2021 revenue falls between the threshold and the target, the bonus amount will be determined through linear interpolation.

•

No bonuses will be paid with respect to the fiscal year 2021 operating income performance goal unless our fiscal year 2021 operating income exceeds a threshold established by the Compensation Committee. If our fiscal year 2021 operating income equals the operating income target established by the Compensation Committee, 100% of the target bonus allocated to that Award Component will be paid. If our fiscal year 2021 operating income falls between the threshold and the target, the bonus amount will be determined through linear interpolation. An incremental bonus of up to 100% of each participant’s total STIP target bonus will be paid if our fiscal year 2021 operating income falls between the operating income target and an amount equal to 132.5% of the operating income target. If our fiscal year 2021 operating income falls between the target and 132.5% of the target, the bonus amount will be determined through linear interpolation. No further bonus will be earned on account of fiscal year 2021 operating income that exceeds 132.5% of the operating income target.

All payments and awards will be subject to the other provisions and limitations of the STIP, including:

•	Aggregate annual awards under the STIP may not exceed 15% of our consolidated operating income for the applicable fiscal year, determined without deduction for the payment of awards under the STIP.

•	Aggregate awards earned must be fully accounted for when determining whether a performance goal based upon operating income has been achieved.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ASTRONOVA, INC.

Dated: April 1, 2020	By:	/s/ David S. Smith
David S. Smith
Vice President, Chief Financial Officer and Treasurer

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